UNDERWRITING AGREEMENT

November 22, 2013

Lorus Therapeutics Inc.

2 Meridian Road

Toronto, Ontario

M9W 4Z7

Attention: Dr. William Rice, Chairman and CEO

Dear Sir:

The undersigned, Clarus Securities Inc. (“Clarus”) and Canaccord Genuity Corp. (“Canaccord”, and Clarus and Canaccord together, the “Co-Lead Underwriters”), Jennings Capital Inc. and D & D Securities Inc. (collectively with the Co-Lead Underwriters, the “Underwriters” and each individually an “Underwriter”), understand that Lorus Therapeutics Inc. (“Lorus” or the “Corporation”) proposes to issue and sell 12,730,000 common shares of the Corporation (the “Purchased Securities”) at a price of $0.55 per share (the “Purchase Price”). The offering of the Purchased Securities is hereby referred to as the “Offering”.

Based on the foregoing, and subject to the terms and conditions contained in this Agreement, the Underwriters severally, on the basis of the percentages set forth in Paragraph 15 of this Agreement and not jointly, agree to purchase from the Corporation, and by its acceptance hereof, the Corporation agrees to issue and sell to the Underwriters, the Purchased Securities, respectively, on the Closing Date (as defined below).

By acceptance of this Agreement, the Corporation grants to the Underwriters a one-time, unassignable right to purchase (the “Option”) that number of common shares that is equal to 15% of the total number of Purchased Securities sold to the Underwriters (the “Additional Securities”). If Clarus and Canaccord, acting jointly on behalf of the Underwriters, elect to exercise such Option, Clarus and Canaccord shall notify the Corporation in writing not later than 30 days after the Closing Date, which notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than five Business Days after the date of such notice (the “Option Closing Date”). Additional Securities may be purchased solely for the purpose of covering overallotments made in connection with the offering of the Purchased Securities for market stabilization purposes permitted pursuant to applicable securities law. If any Additional Securities are purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as Clarus and Canaccord may determine) based on the percentages set forth in Paragraph 15 of this Agreement.

The Purchased Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”.

1

In consideration of the Underwriters’ agreement to purchase the Purchased Securities which will result from the acceptance by the Corporation of this offer and in consideration of the services to be rendered by the Underwriters in connection therewith, the Corporation agrees to pay to the Underwriters a fee in cash equal to 6% of the gross proceeds from the sale of the Purchased Securities (the “Underwriting Fee”), plus that number of compensation warrants (the “Compensation Warrants”) equal to 6% of the total number of Purchased Securities sold. Such fee shall be due and payable at the Closing Time (as defined below) against payment for the Purchased Securities.

If the Option is exercised, the Corporation agrees to pay to the Underwriters the Underwriting Fee and to issue additional Compensation Warrants in respect of each Additional Security sold by the Corporation to the Underwriters pursuant to the Option. Such Underwriting Fee shall be due and payable, by the Corporation at the Option Closing Time (as defined below) against payment for the Additional Securities.

The Underwriters shall have the right to invite one or more Selling Firm (as defined below) to form a selling group to participate in the soliciting of offers to purchase the Units, which selling group shall include PowerOne Capital Markets Limited, and the Underwriters have the exclusive right to control all compensation arrangements between the members of the selling group. The Underwriters shall comply, and ensure that any Selling Firm shall agree with the Underwriters to comply, with all applicable laws and with the covenants and obligations given by the Underwriters herein.

The Underwriters propose to distribute the Securities in Canada pursuant to the Final Prospectus (as defined below), all in the manner contemplated by this Agreement.

DEFINITIONS

In this Agreement:

a)	“Additional Securities” has the meaning given to it above;

b)	“Affiliate”, “associate”, “distribution”, “material change”, “material fact” and “misrepresentation” have the respective meanings given to them in the Securities Act (Ontario);

c)	“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters by this letter;

d)	“Business Day” means any day, other than a Saturday or Sunday, on which commercial banks in Toronto, Ontario are open for commercial banking business during normal banking hours;

e)	“Canaccord” has the meaning given to it above;

f)	“Clarus” has the meaning given to it above;

g)	“Canadian Securities Laws” means all applicable securities laws in each of the Qualifying Jurisdictions and the respective rules, regulations, blanket orders and blanket rulings under such laws together with applicable published policies, policy statements and notices of the securities regulatory authorities in the Qualifying Jurisdictions;

h)	“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

2

i)	“Claim” has the meaning given to it in paragraph 11(c);

j)	“Closing” means the completion of the purchase by the Underwriters of the Purchased Securities pursuant to this Agreement;

k)	“Closing Date” means December 11, 2013 or such other date as the Corporation and the Underwriters may agree upon in writing but in any event shall not be later than December 18, 2013;

l)	“Closing Time” means 8:00 a.m. (Eastern Time) on the Closing Date;

m)	“Co-Lead Underwriters” means Clarus and Canaccord;

n)	“Compensation Warrants” has the meaning given to it above.

o)	“Corporation” has the meaning given to it above;

p)	“Employment Laws” has the meaning given to it in paragraph 4(i)(xxviii);

q)	“Environmental Laws” means any federal, state, provincial, territorial or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials;

r)	“Final Prospectus” means the (final) short form prospectus to be prepared by the Corporation under NI 44-101 and relating to the distribution of the Securities (including, for greater certainty, the documents incorporated, or deemed to be incorporated, by reference therein);

s)	“Financial Information” has the meaning given to it in paragraph 4(b)(i);

t)	“Financial Statements” has the meaning given to it in paragraph 4(i)(v);

u)	“Governmental Authority” means any (a) multinational, federal, provincial, state, regional, municipality, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty includes the Canadian Securities Regulators and the TSX;

3

v)	“Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law;

w)	“Indemnifier” has the meaning given to it paragraph 11(c);

x)	“Indemnified Party” has the meaning given to it in paragraph 11(c);

y)	“Intellectual Property” has the meaning given to it in paragraph 4(i)(xxiv);

z)	“MI 11-102” means Multilateral Instrument 11-102 – Passport System adopted by certain of the Canadian Securities Regulators;

aa)	“NI 44-101” means National Instrument 44-101 - Short Form Prospectus Distributions adopted by the Canadian Securities Regulators;

bb)	“notice” has the meaning given to it in paragraph 21;

cc)	“Offering Documents” means, together, the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment or any Supplementary Material, if any, (including, for greater certainty, the documents incorporated, or deemed to be incorporated, by reference therein);

dd)	“Offering Expenses” has the meaning given to it in paragraph 14;

ee)	“Option” has the meaning given to it above;

ff)	“Option Closing Date” has the meaning given to it in above;

gg)	“Option Closing Time” means 8:00 a.m. (Eastern Time) on the Option Closing Date;

hh)	“Preliminary Passport System Decision Document” means a preliminary receipt for the Preliminary Prospectus issued in accordance with MI 11-102;

ii)	“Preliminary Prospectus” means the preliminary short form prospectus prepared by the Corporation relating to the distribution of the Securities (including, for greater certainty, the documents incorporated, or deemed to be incorporated, by reference therein);

jj)	“Prospectus Amendment” means any amendment to the Preliminary Prospectus, including the Amended and Restated Preliminary Prospectus anticipated to be filed by the Corporation on November 22, 2013), or the Final Prospectus (including, for greater certainty, the documents incorporated, or deemed to be incorporated, by reference therein);

kk)	“Purchase Price” has the meaning given to it above;

ll)	“Purchased Securities” has the meaning given to it above;

mm)	“Qualifying Jurisdictions” means the provinces of Alberta, British Columbia and Ontario;

nn)	“Securities” has the meaning given to it above;

4

oo)	“Selling Firm” has the meaning given to it in paragraph 3(a);

pp)	“Subsidiary” means NuChem Pharmaceuticals Inc., a corporation incorporated under the laws of Ontario;

qq)	“Supplementary Material” means, collectively, any Prospectus Amendment and each other document incorporated or deemed to be incorporated by reference in the Final Prospectus or any Prospectus Amendment, filed or that may be filed by the Corporation with any Canadian Securities Regulators in connection with the qualification for distribution of the Securities under Canadian Securities Laws;

rr)	“TSX” means the Toronto Stock Exchange;

ss)	“Underwriter” and “Underwriters” have the respective meanings given to them above;

tt)	“Underwriter Expenses” has the meaning given to it in paragraph 14; and

uu)	“Underwriting Fee” has the meaning given to it above.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders.

All references to dollars or “$” are to Canadian dollars unless otherwise expressed.

TERMS AND CONDITIONS

1.	Compliance with Securities Laws

The Corporation represents and warrants to, and covenants and agrees with, the Underwriters that the Corporation will, as soon as reasonably possible following the execution of this Agreement, file a Prospectus Amendment to the Preliminary Prospectus in a form approved by the Underwriters, acting reasonably, and will obtain a receipt from the Ontario Securities Commission, and, pursuant to MI 11-102 a receipt for the Prospectus Amendment will be deemed to have been issued by the Canadian Securities Regulators in each of the Qualifying Jurisdictions other than the Province of Ontario. The Corporation represents and warrants to, and covenants and agrees with, the Underwriters that the Corporation will have, forthwith after any comments with respect to the Prospectus Amendment have been received from, and have been resolved with, the Canadian Securities Regulators, but in any event by no later than 5 p.m. (Toronto time) on December 6, 2013, prepared and filed a Final Prospectus and will have obtained a receipt from the Ontario Securities Commission, and, pursuant to MI 11-102 a receipt for the Final Prospectus will be deemed to have been issued by the Canadian Securities Regulators in each of the Qualifying Jurisdictions other than the Province of Ontario. The Corporation will promptly fulfill and comply with, to the satisfaction of the Underwriters, acting reasonably, the Canadian Securities Laws required to be fulfilled or complied with by the Corporation to enable the Securities to be lawfully distributed to the public in the Qualifying Jurisdictions through the Underwriters or any other investment dealers or brokers registered as such in the Qualifying Jurisdictions.

5

2.	Due Diligence

Prior to the filing of the Final Prospectus, any Prospectus Amendment and any Supplementary Material, the Corporation shall permit the Underwriters to review and participate in the preparation of any Prospectus Amendment, the Final Prospectus, and any Supplementary Material and shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires in order to fulfill its obligations as an underwriter under the Canadian Securities Laws and in order to enable it to responsibly execute the certificate in the Final Prospectus, any Prospectus Amendment and any Supplementary Material required to be executed by it. Up to the later of the Closing Date and the date of completion of the distribution of the Securities, the Corporation shall allow each of the Underwriters to conduct any due diligence investigations that any of them reasonably requires to confirm as at any date that it continues to have reasonable grounds for the belief that the Offering Documents do not contain a misrepresentation as at such date or as at the date of such Offering Documents.

3.	Distribution and Certain Obligations of the Underwriters

(a)	The Underwriters shall, and shall require any investment dealer or broker, other than the Underwriters, with which the Underwriters have a contractual relationship in respect of the distribution of the Securities (a “Selling Firm”), to comply with the Canadian Securities Laws in connection with the distribution of the Purchased Securities and shall offer the Securities for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Offering Documents and this Agreement. The Underwriters shall, and shall require any Selling Firm to, offer for sale to the public and sell the Securities only in those jurisdictions where they may be lawfully offered for sale or sold.

(b)	The Underwriters shall, and shall require any Selling Firm to agree, to distribute the Securities in a manner which complies with and observe all applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Securities or distribute the Offering Documents in connection with the distribution of the Securities and will not, directly or indirectly, offer, sell or deliver any Securities or deliver the Offering Documents to any person in any jurisdiction other than in the Qualifying Jurisdictions except in a manner which will not require the Corporation to comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such other jurisdictions.

(c)	For the purposes of this paragraph, the Underwriters shall be entitled to assume that the Securities are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Final Prospectus shall have been obtained from the applicable securities commission following the filing of the Final Prospectus.

6

4.	Delivery of Documents

The Corporation shall deliver or cause to be delivered to each of the Underwriters and the Underwriters' counsel at the respective times indicated, the following documents:

(a)	At or prior to the filing thereof with the Canadian Securities Regulators:

(i)	a copy of the Preliminary Prospectus and the Final Prospectus signed and certified as required by the Canadian Securities Laws in the Qualifying Jurisdictions, and a copy of any Supplementary Material filed by the Corporation under Canadian Securities Laws applicable in the Qualifying Jurisdictions; and

(ii)	[intentionally deleted]

(iii)	a copy of any other document required to be filed by the Corporation under the Canadian Securities Laws.

(b)	[intentionally deleted]

(c)	[intentionally deleted]

(d)	[intentionally deleted]

(e)        At or prior to the filing of the Final Prospectus with the Canadian Securities Regulators, a “long-form” comfort letter of KPMG LLP, dated the date of the Final Prospectus (with the requisite procedures to be completed by such auditors within two Business Days of the date of the Final Prospectus), addressed to the Underwriters and the directors of the Corporation, in form and substance satisfactory to the Underwriters, with respect to certain financial and accounting information relating to the Corporation in the Final Prospectus, which letter shall be in addition to the auditors’ report contained in the Final Prospectus and the auditors’ comfort letters addressed to the Canadian Securities Regulators.

(f)	[intentionally deleted]

(g)	Offering Document Amendments

In the event that the Corporation is required by Canadian Securities Laws to prepare and file a Prospectus Amendment, the Corporation shall prepare and deliver promptly to the Underwriters signed and certified copies of such Prospectus Amendment. Any Prospectus Amendment shall be in form and substance satisfactory to the Underwriters.

(h)	Representations as to Prospectus and Offering Document Amendments

Filing of the Preliminary Prospectus, Final Prospectus and any Prospectus Amendment or Supplementary Material shall constitute a representation and warranty by the Corporation to the Underwriters that as at their respective dates and as at the date of filing:

7

(i)	all information and statements (except information and statements relating solely to the Underwriters which have been provided by the Underwriters in writing specifically for use in the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment or Supplementary Material) contained in the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment or Supplementary Material contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Securities as required by Canadian Securities Laws;

(ii)	no material fact or information has been omitted from such disclosure (except facts or information relating solely to the Underwriters) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and

(iii)	such documents comply fully with the requirements of Canadian Securities Laws, other than as to non-material matters of form or similar non-material matters.

Such filings shall also constitute the Corporation’s consent to the Underwriters’ use of the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment or Supplementary Material in connection with the distribution of the Securities in the Qualifying Jurisdictions in compliance with this Agreement and Canadian Securities Laws.

(I)	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Underwriters that, and acknowledges that the Underwriters are relying upon such representations and warranties in purchasing the Securities, if any:

(i)	the Corporation is a corporation existing under the laws of Canada and is properly registered under the laws of all jurisdictions in which its business is carried on except where the failure to be so registered would not have a material adverse effect on the business or operations of the Corporation;

(ii)	the Subsidiary is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(iii)	the Corporation has the requisite corporate power, authority and capacity to enter into this Agreement and to perform the transactions contemplated herein and each of the Corporation and its Subsidiary has the requisite corporate power, authority and capacity to own, lease and to operate its property and assets including licences or other similar rights and to carry on the business as currently carried on or as currently proposed to be carried on;

(iv)	the Corporation has authorized share capital consisting of an unlimited number of Common Shares, of which 46,696,327 Common Shares are currently issued and outstanding;

8

(v)	the financial statements (collectively, the “Financial Statements”) of the Corporation incorporated by reference in the Preliminary Prospectus and the Final Prospectus present fairly in all material respects the consolidated financial position of the Corporation for fiscal year ended May 31, 2013 and the three-month periods ended August 31, 2013 and August 31, 2012, and have been prepared in accordance with international financial reporting standards, applied on a consistent basis;

(vi)	the Corporation is not in material violation of, and the execution and delivery of this Agreement and the performance by the Corporation of its obligations under this Agreement will not result in any material breach or violation of, or be in material conflict with, or constitute a material default under, or create a state of facts which after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents or by-laws of the Corporation or any resolution of the directors or shareholders of the Corporation or any material contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease, judgment, decree, order, statute, rule, licence or regulation applicable to the Corporation;

(vii)	no approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority is required of the Corporation in connection with the execution, delivery or performance by the Corporation of this Agreement except as disclosed in the Final Prospectus and compliance with the Canadian Securities Laws with regard to the distribution of the Securities, if any, in the Qualifying Jurisdictions;

(viii)	this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law;

(ix)	the Securities (including the Purchased Securities) are duly and validly authorized and will be, at the Closing Time, duly and validly issued;

(x)	to the knowledge of the Corporation, no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use or effectiveness of the Preliminary Prospectus, the Final Prospectus, or any Prospectus Amendment or preventing the distribution of the Securities, if any, in any Qualifying Jurisdiction nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated;

9

(xi)	Computershare Investor Services Inc., at its principal office in the City of Toronto, has been duly appointed as registrar and transfer agent for the common shares of the Corporation;

(xii)	except as disclosed in the Offering Documents, there is no litigation or governmental or other proceeding or investigation at law or in equity before any court or before or by any federal, provincial, state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign, pending or, to the Corporation’s best knowledge, threatened (and the Corporation does not know of any basis therefor) against, or involving the assets, properties or business of, the Corporation or the Subsidiary nor are there any matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by any such authority which would materially adversely affect the value or the operation of such assets or properties or the business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiary, taken as a whole;

(xiii)	no person, firm or corporation has (or will have at the Closing Time) any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation of any unissued equity securities of the Corporation except as described in the Final Prospectus;

(xiv)	to the Corporation’s knowledge, (A) none of the officers or employees of the Corporation or the Subsidiary, (B) no person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation or securities of any person exchangeable, convertible or exercisable for more than 10% of any class of securities of the Corporation, and (C) no associate or Affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Corporation or the Subsidiary, except for potential participation in the Offering or as publicly disclosed;

(xv)	except for certain amounts withheld by the Corporation on the salary of certain employees, the Corporation has not made any payment or loan to, or borrowed any moneys from nor is otherwise indebted to, any director, employee, shareholder or any person not dealing at arm’s length (within the meaning of the Income Tax Act (Canada) or any Affiliate (as this term is defined in the Business Corporations Act (Ontario)) of any of the foregoing, except as specifically identified and quantified in the Financial Statements or in the Offering Documents;

(xvi)	there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Corporation with unconsolidated entities or other persons that may have a material adverse effect on the financial condition, changes in financial conditions, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources or significant components of revenue or expenses of the Corporation or that would reasonably be expected to be material to an investor in making a decision to purchase the Securities;

10

(xvii)	the Corporation has no outstanding indebtedness or liabilities and is not a party to or bound by any suretyship, guarantee, indemnification or assumption agreement, or endorsement of, or any other similar commitment with respect to the obligations, liabilities or indebtedness of any person, other than those specifically identified in the Financial Statements or in the Offering Documents or incurred since August 31, 2013 in the ordinary course of business;

(xviii)	the accounts receivable set out in the Financial Information of the Corporation were generated in the ordinary course of business, are bona fide and collectible or are the object of sufficient and normal provisions;

(xix)	KPMG LLP are independent with respect to the Corporation within the meaning of the applicable Canadian Securities Laws, and there has not been any disagreement (within the meaning of National Instrument 51-102 of the Canadian Securities Regulators) between the Corporation and KPMG LLP during the last three completed fiscal years of the Corporation;

(xx)	each of the Corporation and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity international financial reporting standards to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded carrying value for assets is compared with the recoverable value for assets at reasonable intervals and appropriate action is taken with respect to any differences;

11

(xxi)	except with respect to such matters as would not be material to the entity required to make such filings, (A) each of the Corporation and the Subsidiary has duly and in a timely manner filed all returns, elections and designations relating to taxes which are required to be filed by it with any Governmental Authority; (B) all of such returns, elections and designations have been prepared and made in accordance with applicable law and have completely and correctly reported all income and expenses and other amounts and information required to be reported thereon; (C) each of the Corporation and the Subsidiary has duly and timely paid all taxes, including all installments on account of taxes for the current year, that are due and payable prior to the date hereof, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the financial statements in the Offering Documents. Provision has been made in such financial statements for amounts at least equal to the amount of all taxes owing by the Corporation and the Subsidiary that are not yet due and payable and that relate to periods ending on or prior to the Closing. Neither the Corporation nor the Subsidiary has requested any extension of time within which to file any tax return, which tax return has not since been filed. Each of the Corporation and the Subsidiary have not received any refund of taxes to which it is not entitled; (D) there are no actions, suits, proceedings, investigations or claims pending or threatened against the Corporation or the Subsidiary in respect of taxes, or any matters under discussion with any Governmental Authority relating to taxes asserted by any such authority; (E) neither the Corporation nor the Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns. There are no liens for taxes upon any asset of the Corporation or the Subsidiary; and (F) all taxes and other contributions that the Corporation or the Subsidiary is required by law to withhold, collect or remit including, without limitation, for employee income tax, unemployment insurance, sales tax, goods and services tax, revenue taxes and non-resident withholding tax, have been duly withheld or collected and will be duly withheld or collected up until Closing Time, and have been paid or will in a timely manner be paid over to the proper Governmental Authority or held by them or on behalf of them;

(xxii)	each of the Corporation and the Subsidiary have conducted and is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and holds all licenses, registrations and qualifications, including, but not limited to, export permits, which are material to the Corporation and the Subsidiary on a consolidated basis in all jurisdictions in which it carries on business to carry on its business as now conducted and all such licenses, registrations or qualifications, including but not limited to, export permits, are valid and existing and in good standing;

(xxiii)	the Corporation and the Subsidiary and their properties, assets and operations are in compliance with, and hold all material permits, authorizations and approvals which the Corporation and the Subsidiary are required to hold under Environmental Laws (as defined below); there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Corporation and the Subsidiary on a consolidated basis under, or to interfere with or prevent compliance by the Corporation or the Subsidiary with, Environmental Laws; neither the Corporation nor the Subsidiary (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the knowledge of the Corporation and the Subsidiary after due inquiry, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order, or (E) is a party to any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials;

12

(xxiv)	except as described in the Offering Documents, (A) the Corporation and the Subsidiary own or have the right to use pursuant to licenses, the inventions, patent applications, patents, trade-marks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) (1) described in the Offering Documents as being owned or licensed by them or (2) which are used for the conduct of their respective businesses as currently carried on and with respect to Intellectual Property owned by the Corporation or the Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equity, covenants, conditions, options to purchase and restrictions or other adverse claims or interest of any kind or nature and each license granted by a third party to the Corporation and the Subsidiary in connection with the Intellectual Property is, to the knowledge of the Corporation, valid, subsisting and in good standing (under which none of them are or have been in default, other than any defaults which have been cured); (B) to the extent any Intellectual Property owned by, and material to the past or current operations of, the Corporation or the Subsidiary has been created in whole or in part by current or past employees, independent contractors or any other persons, (1) any rights therein of such persons have been validly and irrevocably assigned in writing to the Corporation or a Material Subsidiary, as the case may be and (2) all employees have waived all moral rights in such person’s contribution to such Intellectual Property or component thereof; (C) to the Corporation’s knowledge, there is no Intellectual Property being used or enforced by the Corporation or by the Subsidiary , nor by its employees, directors, shareholders, consultants, independent contractors or other persons with access to Intellectual Property, in a manner that would result in its abandonment, cancellation or unenforceability; (D) to the Corporation’s knowledge, no third parties have any rights to any Intellectual Property owned or exclusively licensed within a territory and/or field of use by the Corporation or the Subsidiary (including any license or the right to any royalty or other payments), except for the ownership rights and other retained rights of the owners of the Intellectual Property which is exclusively licensed to the Corporation or the Subsidiary and the rights of other licensees of such Intellectual Property outside of any such applicable territory or field of use and any rights or licenses granted by the Corporation or a Material Subsidiary to end-users in connection with the use of the products of the Corporation; (E) to the Corporation’s knowledge, there is no infringement or violation by third parties of any Intellectual Property owned by the Corporation or the Subsidiary which could have a material adverse effect and, to the Corporation’s knowledge, the use of such Intellectual Property by the Corporation and/or Subsidiary does not infringe on or violate any rights of third parties; (F) there is no action, suit, proceeding or claim pending or, to the knowledge of the Corporation and the after due internal inquiry, threatened by others challenging the Corporation or the Subsidiary’s rights in or to any Intellectual Property or the validity of any Intellectual Property owned by the Corporation or the Subsidiary, and, to the Corporation’s knowledge, there is no fact which could form a reasonable basis for any such claim with respect to any material Intellectual Property; (G) there is no action, suit, proceeding or claim pending or, to the knowledge of the Corporation and the Subsidiary after due internal inquiry, threatened by others that either the Corporation or the Subsidiary infringes or otherwise violates any Intellectual Property of others, and there is no fact which could form a reasonable basis for any such claim; and (H) except in respect of Intellectual Property that is not material to the business of the Corporation, there is no application for registration of any Intellectual Property owned by the Corporation or the Subsidiary that has been rejected and neither the Corporation nor the Subsidiary has failed to diligently prosecute and maintain any application or registration, or comply with any agreement or order of any court which would prevent it from owning, using or commercializing any Intellectual Property currently used, commercialized in the conduct of its business; (I) the Corporation and the Subsidiary have obtained written confidentiality and non-disclosure agreements executed by all of its key engineering and technical employees, independent consultants, suppliers, system integrators, customers and any other person with access to confidential information of the Corporation or the Subsidiary , acknowledging the confidential nature of such Intellectual Property and agreeing to protect such information from unauthorized disclosure, and to their knowledge, the Corporation and the Subsidiary are not aware of any unauthorized disclosure of such information by any of the foregoing or others;

13

(xxv)	the current uses of open source software by the Corporation and its Subsidiary do not and will not in any material way adversely affect their respective businesses as currently carried on;

(xxvi)	the information supplied by the Corporation to the Underwriters and their counsel in connection with the due diligence conducted by them including information provided at due diligence sessions, was true and accurate in all material respects and not misleading and all expressions of opinion and expectation therein contained are honestly and fairly based and such replies have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and all such replies have been given in good faith;

(xxvii)	the corporate records and minute books for each of the Corporation and Subsidiary which have been made available to the Underwriters and their counsel for review contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders of the Corporation and Subsidiary held since incorporation;

14

(xxviii)	each of the Corporation and the Subsidiary is in material compliance with all the provisions of all federal, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours (collectively, “Employment Laws”); (B) there is no pending investigation, inquiry or claim involving the Corporation or the Subsidiary by or before any Governmental Authority or body of any province of Canada or any other country responsible for the enforcement of any Employment Law; (C) no collective labour dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Corporation and the Subsidiary after due inquiry, threatened and no material individual labour dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Corporation and the Subsidiary after due inquiry, threatened with any employee of the Corporation or the Subsidiary and none has occurred during the past year; and (D) no union has been accredited or otherwise designated to represent any employees of the Corporation or the Subsidiary and, to the knowledge of the Corporation and the Subsidiary after due inquiry, no accreditation request or other representation question is pending with respect to the employees of the Corporation or the Subsidiary, and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Corporation’s or the Subsidiary’ facilities and none is currently being negotiated by the Corporation or the Subsidiary;

(xxix)	the Corporation has no pension, retirement or similar plans relating to the current or former employees, officers or directors of the Corporation or the Subsidiary , whether written or oral (other than a defined- contribution matching plan in respect of employee registered retirement savings plans);

(xxx)	there are no reports or information that in accordance with the requirements of the Canadian Securities Regulators must be made publicly available or filed in connection with the offering of the Securities that have not been made publicly available as required;

(xxxi)	the filing by the Corporation of any signed Prospectus Amendment or material change report required to be filed under the Canadian Securities Laws will constitute a representation and warranty by the Corporation to the Underwriters that all the information and statements contained therein are true and correct and that no material information has been omitted therefrom which is necessary to make the statements contained therein not misleading;

(xxxii)	the Securities do not constitute “taxable Canadian property” (as defined under the Income Tax Act (Canada));

(xxxiii)	the Corporation is a reporting issuer or the equivalent in good standing in all of the Qualifying Jurisdictions under the Canadian Securities Laws and the Corporation is in compliance, in all material respects, with all of its applicable continuous disclosure obligations under the Canadian Securities Laws and the rules and regulations of the TSX;

(xxxiv)	the Corporation is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus in each of the Qualifying Jurisdictions and on the date of and upon filing of the Final Prospectus there will be no documents required to be filed under the Canadian Securities Laws in connection with the distribution of the Securities that will not have been filed as required;

15

(xxxv)	the Corporation is, and will at the Closing Time be, in compliance in all material respects with the by-laws, rules and regulations of the TSX;

(xxxvi)	the Corporation is in compliance in all material respects with its timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the TSX and has filed all documents required to be filed by it with the Canadian Securities Regulators under applicable Canadian Securities Laws, and no document has been filed on a confidential basis with the Canadian Securities Regulators that remains confidential at the date hereof. None of the documents filed in accordance with applicable Canadian Securities Laws contained, as at the date of the filing thereof, a misrepresentation;

(xxxvii)	the Corporation is in compliance with National Instrument 52-108 - Auditor Oversight of the Canadian Securities Regulators; there is not currently and there has not been any reportable events (within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations of the Canadian Securities Regulators) between the Corporation and such auditors; and

(xxxviii)	the Corporation (i) has not made any acquisition that is a “significant acquisition” within the meaning of Canadian Securities Laws in its current financial year or prior financial years in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents, and (ii) does not currently propose to make an acquisition that has progressed to a state where a reasonable person would believe that the likelihood of the acquisition being completed is high, and that would be a “significant acquisition” within the meaning of the Canadian Securities Laws, if completed as of the date of the Offering Documents.

(j)	[intentionally deleted]

(k)	Commercial Copies

The Corporation shall cause commercial copies of the Preliminary Prospectus and Final Prospectus to be delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request by oral instructions to the printer of such documents. The delivery of the Preliminary Prospectus and Final Prospectus, as the case may be, shall be effected as soon as possible after filing thereof with the Canadian Securities Regulators but, in any event on or before 5:00 p.m. (Toronto time) on the next business day after the filing thereof in Toronto and two business days following the filing thereof in other Canadian cities. The Corporation shall similarly cause to be delivered commercial copies of any Offering Document Amendments or Supplementary Material for the distribution of the Securities in compliance with the provisions of this Agreement and the Canadian Securities Laws. The delivery of the Preliminary Prospectus or Final Prospectus, as the case may be, shall constitute the consent of the Corporation to the Underwriters’ use of the Final Prospectus for the distribution of the Securities in the Qualifying Jurisdictions in compliance with the provisions of this Agreement and Canadian Securities Laws. Such deliveries shall constitute the consent of the Corporation to the Underwriters’ use of the Offering Documents for the distribution of the Securities in compliance with the provisions of this Agreement and the Canadian Securities Laws. The commercial copies of the Preliminary Prospectus and Final Prospectus shall be identical in content to the electronically transmitted versions thereof filed with Canadian Securities Regulators on the System for Electronic Document Analysis and Retrieval (SEDAR).

16

(l)	Change of Closing Date

Subject to the termination provisions contained in paragraph 10, if a material change or a change in a material fact occurs prior to the Closing Date, the Closing Date shall be, unless the Corporation and the Underwriters otherwise agree in writing or unless otherwise required under Canadian Securities Laws, the sixth Business Day following the later of:

(i)	the date on which all applicable filings or other requirements of Canadian Securities Laws with respect to such material change or change in a material fact have been complied with in all Qualifying Jurisdictions and any appropriate receipts obtained or deemed to have been obtained for such filings and notice of such filings from the Corporation or its counsel have been received by the Underwriters; and

(ii)	the date upon which the commercial copies of any Prospectus Amendments have been delivered in accordance with paragraph 4(k).

(m)	Completion of Distribution

The Underwriters shall after the Closing Time:

(iii)	use their best efforts to complete distribution of the Securities as promptly as possible; and

(iv)	give prompt written notice to the Corporation when, in the opinion of the Underwriters, they have completed distribution of the Securities, including the total proceeds realized in each of the Qualifying Jurisdictions and any other jurisdiction from such distribution.

5.	Changes

(a)	Material Change or Change in Material Fact During Distribution

During the period from the date of this Agreement to the later of the Option Closing Date and the date of completion of distribution of the Securities under the Final Prospectus, the Corporation shall promptly notify the Underwriters in writing of:

(i)	any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its Subsidiary taken as a whole;

(ii)	any material fact which has arisen or has been discovered and would have been required to have been stated in the Offering Documents had the fact arisen or been discovered on, or prior to, the date of such document; and

17

(iii)	any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Offering Documents which fact or change is, or may be, of such a nature as to render any statement in the Offering Documents misleading or untrue or which would result in a misrepresentation in the Offering Documents or which would result in the Offering Documents not complying (to the extent that such compliance is required) with Canadian Securities Laws, in each case, as at any time up to and including the later of the Option Closing Date and the date of completion of the distribution of the Securities.

The Corporation shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under the Canadian Securities Laws as a result of such fact or change; provided that the Corporation shall not file any Prospectus Amendment or other document without first obtaining from the Underwriters the approval of the Underwriters, after consultation with the Underwriters with respect to the form and content thereof, which approval will not be unreasonably withheld. The Corporation shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this paragraph.

(b)	Change in Canadian Securities Laws

If during the period of distribution of the Securities there shall be any change in Canadian Securities Laws which, in the opinion of the Underwriters, acting reasonably, requires the filing of a Prospectus Amendment, the Corporation shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate securities regulatory authority in each of the Qualifying Jurisdictions where such filing is required.

6.	Services Provided by Underwriters and Underwriting Fee

In return for the Underwriters’ services in acting as underwriters in connection with the offering of Securities, the Corporation agrees to pay the Underwriters, at the Closing Time and the Option Closing Time, as the case may be, the Underwriting Fee and to issue the Compensation Warrants. The Underwriting Fee shall be payable as provided for in paragraph 7.

7.	Delivery of Purchase Price, Underwriters’ Fee and Certificates

The purchase and sale of the Purchased Securities shall be completed at the Closing Time at the offices of McCarthy Tétrault LLP in Toronto or at such other place as the Underwriters and the Corporation may agree upon. The purchase and sale of the Additional Securities shall be completed at the Option Closing Time at the offices of McCarthy Tétrault LLP in Toronto or at such other place as the Underwriters and the Corporation may agree upon.

18

At the Closing Date or the Option Closing Date, as the case may be, the Corporation shall duly and validly deliver to the Underwriters in electronic, uncertificated form, or in the manner directed by the Underwriters in writing, the Purchased Securities or the Additional Securities, as the case may be, registered in the name of “CDS & CO.” or in such other name or names as Clarus and Canaccord may direct the Corporation in writing not less than 24 hours prior to the Closing Time against payment by Clarus and Canaccord to (i) the Corporation the Purchase Price, net of the Underwriting Fee and Offering Expenses for the Purchased Securities or the Additional Securities, as the case may be, and (ii) the Corporation for payment of Offering Expenses, in each case by wire transfer, certified cheque or bank draft, together with a receipt signed by Clarus and Canaccord for such Purchased Securities or Additional Securities, as the case may be.

8.	[Intentionally deleted.]

9.	Underwriters’ Obligation to Purchase

The Underwriters’ obligation to purchase the Purchased Securities at the Closing Time shall be subject to the accuracy in all material respects of the representations and warranties of the Corporation contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by the Corporation of its obligations in all material respects under this Agreement and the following conditions:

(a)	Delivery of Opinions

(i)	The Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Underwriters, addressed to the Underwriters and counsel to the Underwriters from McCarthy Tétrault LLP, counsel to the Corporation, as to the laws of Canada and the Qualifying Jurisdictions, which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada, Ontario, Alberta and British Columbia and as to matters of fact, on certificates of the auditors of the Corporation, public and stock exchange officials and officers of the Corporation, with respect to the following matters:

(A)	as to the due incorporation and valid existence of the Corporation under the laws of its jurisdiction of incorporation and as to the adequacy of the corporate power of the Corporation to carry out its obligations under this Agreement;

(B)	as to the authorized and issued capital of the Corporation;

(C)	[intentionally deleted];

(D)	that the Corporation has all requisite corporate power and authority under the laws of its respective jurisdiction of incorporation and all other jurisdictions where it carries on a material part of its business or owns any material property to, and each is qualified to, carry on its businesses as presently carried on and to carry out the transactions contemplated by the Offering Documents;

(E)	that all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Preliminary Prospectus, the Final Prospectus and, if applicable, any Prospectus Amendments and any Supplementary Material and the filing of such documents under Canadian Securities Laws in each of the Qualifying Jurisdictions;

19

(F)	that the Securities have been duly authorized and issued by the Corporation and are outstanding as fully paid and non-assessable shares;

(G)	that the attributes of the Securities are consistent in all material respects with the description of the Securities in the Offering Documents;

(H)	that the execution and delivery of this Agreement, the fulfillment of the terms of this Agreement, the sale of the Securities and the consummation of the transactions contemplated by this Agreement do not and will not result in a breach (whether after notice or lapse of time or both) of any of the terms, conditions or provisions of the constating documents;

(I)	that this Agreement has been duly authorized executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation and is enforceable in accordance with its terms, except as enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought; provided that such counsel may express no opinion as to the enforceability of the indemnity provisions of paragraph 11 and the contribution provisions of paragraph 12;

(J)	the Securities are qualified investments under the Income Tax Act (Canada) and the regulations thereunder for a trust governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plan;

(K)	[intentionally deleted];

(L)	that Computershare Investor Services Inc. at its principal offices in the city of Toronto has been duly appointed as the transfer agent and registrar for the common shares of the Corporation;

(M)	that all documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by the Corporation to qualify the Securities for distribution and sale to the public in each of the Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of the Qualifying Jurisdictions who have complied with the relevant provisions of such applicable laws;

20

(N)	that the Securities have been conditionally approved for listing on the TSX;

(O)	[intentionally deleted];

(P)	that the Corporation is a reporting issuer or the equivalent under the Canadian Securities Laws of each of the Qualifying Jurisdictions that recognizes such concept and is not included on the list of defaulting issuers maintained pursuant to the Canadian Securities Laws of each of the Qualifying Jurisdictions that maintain such list;

(Q)	that the Corporation is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus in each of the Qualifying Jurisdictions; and

(R)	as to all other legal matters reasonably requested by counsel to the Underwriters relating to the distribution of the Securities, including delivery at closing of a favourable legal opinion from counsel to the Corporation on matters of law pertaining to the Intellectual Property of the Corporation and, in particular, its asset known as LOR-253.

(b)	Delivery of Comfort Letter

The Underwriters shall have received at the Closing Time a letter dated the Closing Date, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and the directors of the Corporation from KPMG LLP, confirming the continued accuracy of the comfort letter to be delivered to the Underwriters pursuant to paragraph 4(e) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, which changes shall be acceptable to the Underwriters.

(c)	Delivery of Certificates

(i)	The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed by appropriate officers of the Corporation, with respect to the constating documents of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement, the incumbency and specimen signatures of signing officers of the Corporation and such other matters as the Underwriters may reasonably request.

(ii)	[Intentionally deleted.]

(iii)	The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed on behalf of the Corporation by the Chief Executive Officer and the Chief Financial Officer of the Corporation or other officers of the Corporation acceptable to the Underwriters, certifying for and on behalf of the Corporation after having made due enquiry and after having carefully examined the Offering Documents, that:

21

(A)	since the respective dates as of which information is given in the Offering Documents that (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its Subsidiary on a consolidated basis, and (B) no transaction has been entered into by any of the Corporation or any of its Subsidiary which is material to the Corporation and its Subsidiary on a consolidated basis, other than as disclosed in the Offering Documents, as the case may be;

(B)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the common shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Canadian Securities Laws or by any other regulatory authority;

(C)	the Corporation has complied with the terms and conditions of this Agreement on its part to be complied with up to the Closing Time;

(D)	the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time; and

(E)	such other matters as the Underwriters may reasonably request.

(d)	The Securities shall be approved for listing and trading on the TSX at the opening of trading on the Closing Date and Option Closing Date, as applicable.

(e)	The several obligations of the Underwriters to purchase the Additional Securities hereunder upon the exercise of the Option are subject to the delivery to Clarus and Canaccord on the Option Closing Date of certificates dated the Option Closing Date substantially similar to the certificates referred to in clauses 9(c)(iii) and (iv) and such other documents as they may reasonably request with respect to the good standing of the Corporation, the due authorization of the Additional Securities and other matters related to the Additional Securities.

10.	Rights of Termination

Each Underwriter may terminate their obligations under this Agreement by written notice to the Corporation on or before the Closing Time if any of the circumstances set forth below in 10(a), (b), (c), (d), (e), (f) or (g) shall occur.

22

(a)	Restrictions on Distribution

Any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order is made or issued under or pursuant to any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation the TSX or any securities regulatory authority) (other than an inquiry, action, suit, investigation or other proceeding based upon the activities of the Underwriters), or there is a change in any law, rule or regulation, or the interpretation or administration thereof, which, in the reasonable opinion of the Underwriters, operates to prevent, restrict or otherwise materially adversely affect the distribution or trading of the common shares of the Corporation or the Purchased Securities or any other securities of the Corporation.

(b)	Material Change

There shall occur or come into effect any material change in the business, affairs or financial condition or financial prospects of the Corporation or its subsidiaries or any change in any material fact (other than a material change or a change in a material fact related solely to the Underwriters or their Affiliates), or should there be discovered any previously undisclosed material fact, misrepresentation or undisclosed items (other than facts, misrepresentations or items related solely to the Underwriters or their Affiliates) which, in each case, in the reasonable opinion of the Underwriters, has or could reasonably be expected to have a material adverse effect on the market price or value or marketability of the Purchased Securities.

(c)	Disaster Out

There should develop, occur or come into effect or existence any event, action, state, or condition or any action, law or regulation, inquiry, including, without limitation, terrorism, accident or major financial, political or economic occurrence of national or international consequence, or any action, governmental law, regulation or inquiry or other occurrence of any nature, which, in the reasonable opinion of the Underwriters, materially adversely affects or involves, or may materially adversely affect or involve, the financial markets in Canada or the U.S. or the business, operations or affairs of the Corporation or the marketability of the Purchased Securities.

(d)	Adverse Order

An order shall have been made or threatened to cease or suspend trading in the Purchased Securities, or to otherwise prohibit or restrict in any manner the distribution or trading of the Purchased Securities, or proceedings are announced or commenced for the making of any such order by any securities regulatory authority or similar regulatory or judicial authority or the TSX, which order has not been rescinded, revoked or withdrawn.

(e)	Breach

The Corporation is in material breach of any material term, condition or covenant of this Agreement, or any representation or warranty given by the Corporation becomes or is false in any material respect.

23

(f)	Market-Out

The state of the financial markets in Canada or elsewhere where it is planned to market the securities is such that, in the reasonable opinion of the Underwriters (or any one of them), the Common Shares cannot be marketed profitably.

(g)	Non-Compliance with Conditions

The Corporation agrees that all terms and conditions in paragraph 10 shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its reasonable commercial efforts to cause such conditions to be complied with, and that any breach or failure by the Corporation to comply with any such conditions shall entitle any of the Underwriters to terminate their obligations to purchase the Securities by notice to that effect given to the Corporation at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. Each Underwriter may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon an Underwriter only if such waiver or extension is in writing and signed by the Underwriter.

(h)	Exercise of Termination Rights

The rights of termination contained in paragraphs 10(a), (b), (c), (d), (e), (f) and (g) may be exercised by any of the Underwriters and are in addition to any other rights or remedies any of the Underwriters may have in respect of any default, act or failure to act or non- compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Corporation or on the part of the Corporation to the Underwriters except in respect of any liability which may have arisen prior to or arise after such termination under paragraphs 11, 12 and 14. A notice of termination given by an Underwriter under paragraphs 10(a), (b), (c), (d), (e), (f) and (g) shall not be binding upon any other Underwriter.

11.	Indemnity

(a)	Rights of Indemnity from the Corporation

The Corporation agrees to indemnify and save harmless each of the Underwriters and their respective affiliates, directors, officers, employees and agents from and against all liabilities, claims, losses, costs, damages and expenses (including without limitation any legal fees or other expenses reasonably incurred by such Underwriters in connection with defending or investigating any of the above but excluding any loss of profits and other consequential damages), in any way caused by, or arising directly or indirectly from, or in consequence of:

(i)	any information or statement (except any statement relating solely to the Underwriters which has been provided by the Underwriters, as the case may be, in writing specifically for use in the Offering Documents) contained in the Prospectus, any Prospectus Amendment or in any certificate of the Corporation delivered pursuant to this Agreement which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

24

(ii)	any omission or alleged omission to state in the Offering Documents or any certificate of the Corporation delivered pursuant to this Agreement (except any fact relating solely to the Underwriters), whether material or not, required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(iii)	any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except for a statement which has been provided by the Underwriters, in writing specifically for use in the Offering Documents or omission relating solely to the Underwriters, or alleged untrue statement which has been provided by the Underwriters, in writing specifically for use in the Offering Documents or alleged omission relating solely to the Underwriters contained in the Offering Documents or based upon any failure to comply with the Canadian Securities Laws (other than any failure to comply by the Underwriters, preventing or restricting the trading in or the sale or distribution of the Securities in any of the Qualifying Jurisdictions));

(iv)	the non-compliance or alleged non-compliance by the Corporation with any of the Canadian Securities Laws including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection; or

(v)	any breach by the Corporation of its representations, warranties, covenants or obligations to be complied with under this Agreement.

(b)	[intentionally deleted]

(c)	Notification of Claims

If any matter or thing contemplated by paragraph 11(a) or 11(b) (any such matter or thing being referred to as a “Claim”) is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company (the “Indemnified Party”) will notify the Corporation (the “Indemnifier”) as soon as possible of the nature of such Claim (but the omission so to notify the Indemnifier of any potential Claim shall not relieve the Indemnifier from any liability which they may have to any Indemnified Party and any omission so to notify the Indemnifier of any actual Claim shall affect the Indemnifier s’ liability only to the extent that the Indemnifier is materially prejudiced by that failure). The Indemnifier shall assume the defence of any suit brought to enforce such Claim; provided, however, that

(i)	the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and

25

(ii)	no settlement of any such Claim or admission of liability may be made by the Indemnifier without the prior written consent of the Indemnified Party, acting reasonably, unless such settlement includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party.

(d)	Right of Indemnity in Favour of Others

With respect to any Indemnified Party who is not a party to this Agreement, the parties to this Agreement shall obtain and hold the rights and benefits of this paragraph in trust for and on behalf of their respective affiliates, associates, directors, officers, employees and agents.

(e)	Retaining Counsel

In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on his or its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the Indemnifier and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and the Indemnifier and the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them; or (iii) the Indemnifier shall not have retained counsel within seven Business Days following receipt by the Indemnifier of notice of any such Claim from the Indemnified Party.

12.	Contribution

(a)	Rights of Contribution

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in paragraph 11 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by an Indemnified Party or enforceable otherwise than in accordance with its terms, the Corporation and the Underwriters shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits) of a nature contemplated by paragraph 11 in such proportions as is appropriate to reflect (i) as between the Corporation and the Underwriters, the relative benefits received by the Corporation on the one hand and by the Underwriters on the other hand from the offering of the Securities, (ii) as between the Corporation and the Underwriters, the relative fault of the Corporation on the one hand and the Underwriters on the other hand; provided, however, that in the case of (i) and (ii), in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the Underwriting Fee applicable to the Securities purchased by such Underwriter from the Corporation. If the allocation provided for in item (i) in the immediately preceding sentence is unavailable for any reason, the Corporation on the one hand and the Underwriters on the other hand, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Corporation on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such liabilities, claims, losses, costs, damages or expenses as well as any other relevant equitable considerations, provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the Underwriting Fee applicable to the Securities purchased by such Underwriter from the Corporation hereunder. As regards item (i) above, benefits received by the Corporation shall be deemed to be equal to the total net proceeds (before deducting expenses) from the offering of the Securities received by it, and benefits received by the Underwriters shall be deemed to be equal to the total Underwriting Fee received from the Corporation, net of reimbursable expenses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Corporation and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 12(a), no person who has engaged in fraud, fraudulent misrepresentation or negligence under Canadian Securities Laws (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall be entitled to contribution from any person who was not guilty of such fraud, fraudulent misrepresentation or negligence. For purposes of this paragraph 12, each person who controls an Underwriter within the meaning of Canadian Securities Laws and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each officer of the Corporation who shall have signed the Offering Documents and each director of the Corporation shall have the same rights to contribution as the Corporation, subject in each case to the applicable terms and conditions of this paragraph 12(a). For greater certainty, no party will have any obligation to contribute pursuant to this paragraph 12 in respect of any Claim except to the extent the indemnity in paragraph 11 of this Agreement would have been applicable to that Claim in accordance with its terms, had that indemnity been found to be enforceable and available to the Indemnified Party.

26

(b)	Rights of Contribution in Addition to Other Rights

The rights to contribution provided in this paragraph shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law.

(c)	Calculation of Contribution - Underwriters

In the event that an Indemnifier may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Indemnifier shall be limited to contribution in an amount not exceeding the lesser of:

(i)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in paragraph 12(a) or (b), as the case may be, and

(ii)	the amount of the fee actually received by the Underwriters under this Agreement,

and an Underwriter shall in no event be liable to contribute any amount in excess of such Underwriter’s portion of the Underwriting Fee actually received under this Agreement.

27

(d) [intentionally deleted]

(e)	Notice

If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Indemnifier notice of such claim in writing, as soon as reasonably possible, but failure to notify the Indemnifier shall not relieve the Indemnifier of any obligation which he or it may have to the Underwriters under this paragraph 12.

(f)	Right of Contribution in Favour of Others

With respect to this paragraph 12, the Indemnifiers acknowledge and agree that the Underwriters are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents (and in the case of each Underwriter, each person who controls such Underwriter).

13.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

14.	[intentionally deleted]

15.	Rights to Purchase

(a)	Obligation of Underwriters to Purchase

The obligation of the Underwriters to purchase the Purchased Securities or the Additional Securities, as the case may be at the Closing Time or on the Option Closing Date, as the case may be, shall be several and not joint and several and shall be limited to the percentage of the Purchased Securities or the Additional Securities, as the case may be set out opposite the name of the Underwriters respectively below:

Clarus Securities Inc.	25%
Canaccord Genuity Corp.	25%
Jennings Capital Inc.	20%
D&D Securities Inc.	15%

Selling Group concession	15% (to be purchased by the Co-Lead Underwriters on a pro rata between them in the event that it is not purchased by Selling Firms at the Closing Time)

Subject to paragraph 15(c), in the event that any of the Underwriters shall fail to purchase its applicable percentage of the Purchased Securities or the Additional Securities, as the case may be, at the Closing Time or on the Option Closing Date, as the case may be, the others shall have the right, but shall not be obligated, to purchase on a pro rata basis all of the percentage of the Purchased Securities or the Additional Securities, as the case may be, on a pro rata basis which would otherwise have been purchased by that one of the Underwriters which is in default.

28

(b)	Purchases by Other Underwriters

If the amount of the Purchased Securities or the Additional Securities, as the case may be which the remaining Underwriters wish to purchase exceeds the amount of the Purchased Securities or the Additional Securities, as the case may be, which would otherwise have been purchased by an Underwriter which is in default, such Purchased Securities or the Additional Securities, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Purchased Securities or the Additional Securities, as the case may be, in proportion to the percentage of Purchased Securities or the Additional Securities, as the case may be which such Underwriters have agreed to purchase as set out in paragraph 15(a).

(c)	Rights to Purchase of Other Underwriters

In the event that one or more but not all of the Underwriters shall exercise their right of termination under paragraph 10, the others shall have the right, but shall not be obligated, to purchase all of the percentage of the Purchased Securities or the Additional Securities, as the case may be which would otherwise have been purchased by such Underwriters which have so exercised their right of termination.

16.	Restrictions on Concurrent Offerings

From the date hereof until 90 days after the Closing Date, neither the Corporation nor any of its affiliates shall, without the Co-Lead Underwriters’ prior written consent, such consent not to be unreasonably withheld or delayed, authorize, issue or sell securities of the Corporation or such affiliates (whether in a public offering, by way of private placement or otherwise), other than:

(i)	the Purchased Securities and the Additional Securities;

(ii)	non-convertible debt securities;

(iii)	common shares of the Corporation issued upon the exercise of employee or executive incentive compensation arrangements established and disclosed to the Co-Lead Underwriters prior to the date of this Agreement or upon exercise of convertible securities outstanding as of the date hereof, or such other arrangement approved by the Co-Lead Underwriters;

(iv)	pursuant to the Corporation’s stock option plan or any other compensation plan; or

(v)	common shares of the Corporation issued as consideration for the acquisition of a business or technology;

or agree to do so or publicly announce any intention to do so.

17.	Publicity

The Corporation agrees that each Underwriter may separately or together, subsequent to the announcement of the sale of the Purchased Securities, make public their involvement with the Corporation, including the right of the Co-Lead Underwriters, at their own expense to, following the Closing, place advertisements describing its services to the Corporation in financial, news or business publications, consistent with what has already been publicly disclosed regarding the sale of the Securities. If requested by the Co-Lead Underwriters, the Corporation will include an acceptable reference to the Co-Lead Underwriters in any press release or other public announcement made by the Corporation regarding the matters described in this Agreement. In any event, any press release issued by the Corporation shall be issued only after consultation with the Co-Lead Underwriters and in compliance with applicable laws.

29

18.	Survival of Representations and Warranties

The representations, warranties, obligations and agreements of the Corporation and the Underwriters, as applicable, contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Securities shall survive the purchase of the Securities and shall continue in full force and effect unaffected by any subsequent disposition of the Securities by the Underwriters or the termination of the Underwriters’ obligations until the later of: (i) two years following the Closing Date; and (ii) the latest date under the Canadian Securities Laws in which a purchaser of Securities is resident or, if the Canadian Securities Laws do not specify such a date, the latest date under the Limitations Act, 2002 (Ontario) that such Purchaser may be entitled to commence an action for breach of a representation or warranty in this Agreement.

19.	Time

Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

20.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

21.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

Lorus Therapeutics Inc.

2 Meridian Road

Toronto, Ontario

Canada M9W 4Z7

Attention: William Rice

Facsimile: 416.798.2200

With a copy to:

McCarthy Tétrault LLP

1150, rue de Claire Fontaine

7th Floor

Québec QC G1R 5G4

Attention: Charles-Antoine

Soulière

Facsimile: 418-521-3099

30

If to the Underwriters, addressed and sent to:

Canaccord Genuity Corp.

Brookfield Place

3100 – 161 Bay Street

P.O. Box 516

Toronto, Ontario

M5J 2S1

Attention: Steve Winokur, Managing Director

Facsimile: 416-869-3876

Clarus Securities Inc.

Exchange Tower

130 King Street West, Suite 3640

P.O. Box 38

Toronto, Ontario

M5X 1A9

Attention: Mark Pavan, Managing Director

Facsimile: 416-343-2798

With a copy to:

Stikeman Keeley Spiegel Pasternack LLP

200 Front Street West, Suite 2300

Toronto, Ontario

M5V 3K2

Attention: Robert Spiegel

Facsimile: 416-365-1813

or to such other address as any of the parties may designate by giving notice to the others in accordance with this paragraph.

Each notice shall be personally delivered to the addressee or sent by fax to the addressee and:

(a)	a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(b)	a notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

22.	Authority of Co-Lead Underwriters

The Co-Lead Underwriters are hereby authorized by each of the other Underwriters to act on their behalf and the Corporation shall be entitled to and shall act on any notice given in accordance with paragraph 21 by or on behalf of the Underwriters by the Co-Lead Underwriters which represents and warrants that it has irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement pursuant to paragraph 11(c) which consent shall be given by the Indemnified Party, or a notice of termination pursuant to paragraph 10 which notice may be given by any of the Underwriters, or any waiver pursuant to paragraph 10(g), which waiver must be signed by all of the Underwriters. The Co-Lead Underwriters shall consult with the other Underwriters concerning any matter in respect of which they act as representative of the Underwriters. The obligation of the Underwriters under this Agreement shall be several and not joint and several.

31

23.	Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the Underwriters upon which this letter as so accepted shall constitute an Agreement among us.

24.	[intentionally deleted]

25.	Entire Agreement

The terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriters (or any of them) and anyone or more of the Corporation.

32

Yours very truly,

CLARUS SECURITIES INC.		CANACCORD GENUITY CORP.

By:	(s) Marc Pavan	By:	(s) Steve Winokur
Name: Marc Pavan		Name: Steve Winokur
Title: Managing Director		Title: Managing Director

JENNINGS CAPITAL INC.		D&D SECURITIES INC.

By:	(s) Douglas A. Harris	By:	(s) Patrick Lilly
Name: Douglas A. Harris		Name: Patrick Lilly
Title: Director, Investment Banking		Title: President

LORUS THERAPEUTICS INC.

By:	(s) Dr. Willam Rice
Name: Dr. William Rice
Title: Chairman & CEO

33